UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2016

TRIUMPH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

899 Cassatt Road, Suite 210		19312
Berwyn, Pennsylvania		(Zip Code)
(Address of principal executive offices)

(610) 251-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Triumph Group, Inc. (the “Company”) reports that, on December 22, 2016, Triumph Aerostructures, LLC, a wholly owned subsidiary of the Company (“Triumph Aerostructures”), initiated litigation against Bombardier Inc. (“Bombardier”), a customer of Triumph Aerostructures, in the Quebec Superior Court, District of Montreal. The lawsuit relates to Bombardier’s failure to pay to Triumph Aerostructures certain non-recurring expenses incurred by Triumph Aerostructures during the development phase of a program pursuant to which Triumph Aerostructures agreed to design, manufacture, and supply the wing and related components for Bombardier’s Global 7000 business aircraft. The lawsuit seeks a monetary award of approximately US$340,000,000 (or CAD $455,000,000) resulting from Bombardier directed changes to the original wing requirements for the Global 7000 program, as well as Bombardier’s, delays, disruptions, acceleration and interference in connection with its contract with Triumph Aerostructures. In the meantime, Triumph Aerostructures continues to support the Global 7000 program and to seek a resolution of its disputes.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 4, 2017	TRIUMPH GROUP, INC.

		By:	/s/ John B. Wright, II
John B. Wright, II
Senior Vice President, General Counsel and Secretary